CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-101932 on Form N-4 of our report dated April 1, 2022 relating to the consolidated financial statements and financial statement schedules of Talcott Resolution Life Insurance Company, and of our report dated April 13, 2022 relating to the financial statements of the individual Sub-accounts which comprise Talcott Resolution Life Insurance Company Separate Account Seven. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 21, 2022